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                                   EXHIBIT 21

                         Subsidiaries of the Registrant




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EXHIBIT 21

                           HUDSON GENERAL CORPORATION
                                  SUBSIDIARIES


                                                                     Jurisdiction
                                                                         of
                                                                    Incorporation
                                                                    -------------
Hudson General Aviation Services Inc.                                      Canada

Hudson Aviation Services, Inc. California                              California

   Hudson General Coach Lines, Inc.                                    California

Hudson Aviation Services, Inc. Delaware                                  Delaware

Hudson Aviation Services, Inc.                                      Massachusetts

Hudson Aviation Services-Oakland, Inc.                                 California

Hudson Kohala Inc.                                                       Delaware

Hudson General LLC                                                       Delaware

   Hudson General Leasing Corporation                                    Delaware




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